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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Equity Incentive Plan of Genzyme Corporation for the registration of 7,200,000 shares of Genzyme General Division common stock and 313,742 shares of Genzyme Biosurgery Division common stock of our report dated January 31, 2001, with respect to the financial statements of Focal, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Boston, Massachusetts
January 11, 2002